CORPORATE RESOLUTION OF THE
BOARD OF DIRECTORS OF 2050 MOTORS, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors of 2050 Motors, Inc., a California corporation organized under the laws of the State of California (the "Corporation"), duly held on May 6, 2019 at the offices of the Corporation, which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to acknowledge the Assignment and Assumption dated May 6, 2019 (the "Agreement"), in connection with the purchase of a convertible note of the Corporation, in the aggregate principal amounts of $26,979.95 (the "Note") by Tri-Bridge Ventures LLC, convertible into shares of common stock, par value nil per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Signature Stock Transfer, Inc. the Corporation's transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of Signature Stock Transfer, Inc. for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the "Letter Agreement");

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part: (i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; (iii) hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms, and any such shares shall be considered fully paid and non-assessable at the time of their issuance and (iv) the Corporation indemnifies Signature Stock Transfer, Inc., liability, or expense in carrying out the authority and direction contained in the Letter Agreement:

RESOLVED, that the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of California, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, We have hereunto set our hands as CEO and Members of the Board of Directors of the Corporation.

Dated: 05-06-2019
Members of the Board:

____
Title: CEO

____
Title:

____
Title:

____
Title:

Signature Stock Transfer, Inc.
Attention: Transfer Department
14673 Midway Road - Suite 220
Addison, TX 75001

May 6, 2019

Ladies and Gentlemen:

2050 Motors, Inc., a California corporation (the "*Company*") and Tri-Bridge Ventures LLC (the "*Investor*") have entered into an Assignment and Assumption Agreement (the "Agreement") dated as May 6, 2019, purchased a previously issued Convertible Promissory Note in the principal amount of *$27,000.00*, of which there is a remaining balance of $26,979.95 (the "Note").

A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("Common Stock") of the Company (initially, 400,000,000 shares of Common Stock for the subject Notes) for issuance upon full conversion of the convertible promissory notes referenced herein in accordance with the terms thereof.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Agreement and the Notes. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor without any further action or confirmation by the Company (from the Company's authorized but unissued treasury shares, but in the event there are insufficient treasury shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using of Common Stock that the Company has reserved for the Investor) by either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, provided that the Company has been made FAST/DRS eligible by DTCC (DWAC), or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares: (A) upon your receipt from the Investor dated within 90 days from the date of the issuance or transfer request, of: (i) a notice of conversion ("Conversion Notice") executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer

agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 9.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. Additionally, the Company hereby requests that upon the Investor's request, your firm provide them with the share structure of the Company, including issued and outstanding, authorized, and public float.

The Investor and the Company understands that Signature Stock Transfer, Inc. shall not be required to perform any issuances or transfers of shares if (a) the Company or request violates, or be in violation of, any terms of the Transfer Agent Agreement, (b) such an issuance or transfer of shares be in violation of any state or federal securities laws or regulation or (c) the issuance or transfer of shares be prohibited or stopped as required or directed by a court order

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing irrevocable instructions and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. The Investor and the Company agree that the Transfer Agent shall not be required to

perform any issuances or transfers of shares as of the date of the termination of the transfer agreement.

If the Company (2050 Motors) has an outstanding balance of fees owed to Signature Stock Transfer, the Investor understands Signature Stock Transfer will not be obligated to issue Common Stock to the Investor unless the Company or Investor first pays $250.00USD at the time of conversion or request for increasing the reserve.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,
2050 Motors, Inc.
____
Vikram Grover
CEO

Acknowledged and Agreed:
Tri-Bridge Ventures LLC
By:____________________
Name:
Title:

Acknowledged and Agreed:
Signature Stock Transfer, Inc.
By:____________________
Name:
Title:

Assignment and Assumption Agreement

THIS AGREEMENT (the "Agreement") is made as of the Effective Date below by and between the undersigned assignor ("Assignor" or the "Company") and the undersigned assignee ("Assignee," and together with Assignor, the "Parties," and each, a "Party") and is joined in by the subject trading company, on the signature page hereof, for the express purpose stated.

WITNESETH:

WHEREAS, the Assignor holds debt in the aggregate principal amount stated on the signature page (the "Debt") in the trading company identified below, which Debt arose more than twelve (12) months ago and:

WHEREAS, the Assignor wishes to assign and transfer its rights in the Debt to the Assignee and the Assignee wishes to accept such assignment, all subject to the terms and conditions herein;

NOW, THERFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties and trading company agree as follows:

1. Nature of Debt. The Assignor represents that the Assignor is not and has not been, an officer, Director or 10% or more shareholder of the trading company and in acting as a non-affiliate is not restricted from assigning this Debt and also the Debt is a non contingent liquidated obligation owed to it that was created and became valid in excess of twelve months prior to this date and that there are no obligations or liabilities of any kind remaining due from the Assignor that would be a condition to the validity or collection of the Debt and that the Assignee by purchasing such Debt does not become obligated to perform any of the past agreements, if any, of any nature, owed by the Assignor to the trading company. Further, as part of the assignment of the Debt, the Assignee acquires all contemplated conversion rights into common stock of the trading company, of the Assignor, and the beneficial ownership and right to same relating back. Assignor also represents that from the time the Debt was created, regardless of how it was documented at that time or subsequently, the Assignor, with the cooperation of the trading company, could have obtained a consolidation of the Debt into a promissory note, debenture or similar instrument. Also, the Assignor confirms that it was the understanding with the Company, that the Debt could be converted into shares of common stock in the Company to settle the Debt, over 12 months past.

2. Assignment of Debt. Subject to the terms and conditions set forth herein, Assignor hereby assigns, sells, grants, conveys and transfers to Assignee, and Assignee hereby accepts, purchases and acquires from Assignor, all of Assignor's right, title and interest in and to the Debt, confirmation of which is attached hereto as Attachment A, including all rights. As consideration for such Assignment, Assignee shall pay Assignor the amount on the signature

page hereof being the "Assignment Payment." As part of the Debt assignment, Assignor shall transfer all related supportive documents to the Assignee and all UCC and other financing rights, but in no event is the Assignee required to investigate or verify the Debt or supportive documents since it is a commercial representation by the Assignor that the Debt is real and support is true and complete.

3. Assignor Bound. Assignor hereby accepts the foregoing assignment and transfer and promises to be bound by and upon all the covenants, agreements, terms and conditions set forth therein.

4. Successors and Assigns; Assignments. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that no Party, except Assignee, shall assign or transfer all or any portion of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any such attempted assignment shall be null and void and of no force or effect.

5. Assigning Party's Representations and Warranties. Assignor warrants and represents that it/he/she has good title to said Debt, free and clear of any lien, security interest, charge or encumbrance [except as disclosed on Schedule 1], full authority to sell and transfer same, that any shareholder or Board of Director approval of the Assignor has been obtained and that said Debt is being sold free and clear of all liens, encumbrances, liabilities and adverse claims, of every nature and description. Assignor further warrants that it shall fully defend, protect, indemnify and save harmless the Assignee and its lawful successors and assigns from any and all adverse claim. that may be made by any party against said Debt. Assignor represents and understands that it assigns any and all Debentures and similar instruments and conversion rights that would be from the trading company to the Assignor to the Assignee to use and hold as it determines. Assignor further represents and warrants that it has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof. Assignor represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. Assignor further represents that when executed and delivered by it, this Agreement will constitute the legal, valid and binding obligations of Assignor, enforceable against it in accordance with its terms and not subject to defenses.

6. Waiver. Any Party hereto shall have the right to waive compliance by the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant. No waive, however, is valid unless in writing and the other Party is notified of same, except if the waiver is from the assignee and relates to any dealing between the trading company and the Assignee in which case notice to the Assignor is not relevant.

7. Governing Law and Venue. The laws of the State of New York, without reference to its conflict of laws principles, shall govern this Agreement and the sole venue for any suit relating hereto shall be a court in New York County, New York.

8. Further Representations. The Assignee and Assignor represent they are both: (1) an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated in relation to the Securities Act of 1933, as amended (the "Securities Act"), and (2) sophisticated and experienced in making investments, and (3) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the securities, and (4) they are able to afford the loss of investment in the securities.

9. Interpretation. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

10. Further Assurances. From and after the date of this Agreement, Assignor agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

11. Waiver. The failure of any Party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

12. Expenses. Except as otherwise expressly provided herein, each Party hereto shall bear all costs and expenses incurred by each such Party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof, including without limitation, fees and disbursements of counsel, financial advisors and accountants, whether or not the closing of this Agreement has occurred.

13. Amendments. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the Parties hereto.

14. Notices. Any notice, consent, claim, demand, waiver, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the Parties shall be the last known address of the Party. Assignor agree to cooperate in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any Party hereto, or legal counsel to any party hereto. Representations of the Assignor shall survive the closing of this Agreement.

15. Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

16. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. Entire Agreement; Amendments. This Agreement contains the entire understanding between the Parties, no other representations, warranties or covenants having induced either Party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the Party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

18. Joint Drafting. The Parties agree that this Agreement hereto shall be deemed to have been drafted jointly by all Parties hereto, and no construction shall be made other than with the presumption of such joint drafting.

19. Counterparts. This Agreement may be executed by the Parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall also be as effective and enforceable as the original.

20. Installment Payments. It is hereby agreed that in the event any Installment Payment noted above is not paid by bank transfer by May 24, 2019, for any reason, then at the option of the Assignor this Agreement may be immediately cancelled and sent to Tri-Bridge Ventures LLC in writing to reflect an assignment amount of the amount actually paid to date of cancellation. Upon cancellation of assignment made under this Agreement, the Note and the debt under the note will revert back to the Assignor and the Assignor has the right to treat this Agreement as rescinded and to revert to all its rights under the Assigned Loan Agreement. Upon the rescission of this Agreement, any installments it has paid to the Assignor shall be applied towards the Debt. The only recourse against Assignee for non-payment shall be rescission.

21. Remaining Purchase Option. The Assignee shall have a binding option (the "Option"), at its sole discretion, to purchase, through the Escrow Agent, the remaining Aggregate Principal and Accrued but Unpaid Interest in this debt held by the Assignor. The Assignee has the right to exercise its Option in one or many subsequent assignments of the remaining debt. The Option will expire in one (1) year from the Effective Date. The Assignor shall waive its right

to sell, assign or dispose of any remaining Principal and Accrued but Unpaid Interest to any third party besides the Assignee during the duration of this Option.

Each of the Parties hereto has caused this Assignment and Assumption Agreement to be executed as of Effective Date below.

Effective Date: May 6, 2019

Original Issue Date of Assigned Note: November 14, 2017
Amount of Debt: $26,979.95 (that consists $20,730.00 of principal and $6,249.95 of interest)

Payment Schedule as follows:
$40,000.00 – deposited into an escrow account pursuant to an Escrow Agreement between the Assignee and Assignor. (that consists $20,730.00 of principal and $6,249.95 of interest)

Name of Trading Company: 2050 Motors, Inc. (ETFM)
Name of Assignor: LG Capital Funding, LLC
Name of Assignee: Tri-Bridge Ventures, L.L.C.

Assignee:	Assignor:
Tri-Bridge Ventures, L.L.C.	LG Capital Funding, LLC
By: ________________________	________________________
Print Name: John Forsythe III	Print Name:
Its: Partner	Its:

The undersigned trading company hereby joins in for the following express purposes: it hereby agrees and confirms the statements as to the past and current nature of the debt and relationship with the Assignor is true and complete, and that it approves of the Assignment stated above and has all necessary Board of Director and Shareholder approval, if any, needed.

2050 Motors, Inc.

By: ________________________
Print: Vikram Grover
Its: CEO

Effective Date: May 6, 2019

2050 Motors, Inc.
1340 Brook St. Unit M
St Charles, IL 60174

The undersigned, Vikram Grover, is the duly elected Chief Executive Officer of 2050 Motors, Inc., a California corporation (the "Company").

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company's corporate and financial books and records including, but not limited to the Company's records relating to the following:

(A) that certain convertible note dated November 14, 2017 (the "Original Note Issuance Date") to LG Capital Funding, LLC (the "Original Investor") by the Company in the original principal amount of twenty seven thousand dollars ($27,000) is a valid debt and current outstanding obligation of the Company;

(B) the Company's Board of Directors' resolutions in which its Board duly approved the issuance of the Original Note to the Original Investor and the Exchange Note to Tri-Bridge Ventures LLC.

(C) the Company's Board of Directors' resolutions in which its Board duly approved the terms of that certain Note Purchase Agreement by and between LG Capital Funding, LLC and Tri-Bridge Ventures LLC, dated May 6, 2019.

(D) The Company's officers and directors have not entered into or given any commitment contemplating the receipt or acceptance of any said consideration arising out of or relating to the issuance of the Exchange Note.

(E) To thebest of my current knowledge and after completing the aforementioned review of the Company's shareholder and corporate records, I am able to certify that LG Capital Funding, LLC is not an officer, director, or directly or indirectly, ten percent (10.00%) or more stockholder of the Company and said person have not had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(F) To thebest of my current knowledge and after completing the aforementioned review of the Company's shareholder and corporate records, I am able to certify that Tri-Bridge Ventures LLC and its partners and management are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons have had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(G) I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be "affiliates," as that term is defined in Rule 144(a)(1) of the 1933 Act.

(H) I understand that all of the representations set forth in this Certificate will be relied upon by counsel to Tri-Bridge Ventures LLC in connection with the preparation of a legal opinion claiming the exemption provided by Rule 144 of the Securities Act of 1933, as amended.

(I) I represent to the best of my current knowledge that 2050 Motors, Inc. has not been a shell corporation during the last year nor since its inception.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed:______________________________ **Date:** 05-06-2019

Name: Vikram Grover

Title: CEO